Exhibit 99.1
Fortive Reports Fourth Quarter 2020 Results
•Continued sequential improvement drove total revenue growth of 4.9%, including a return to positive core revenue growth of 0.7%
•Top-line performance supported by strong SaaS revenue growth
•Strong core operating margin expansion (OMX), with positive core OMX at all segments
•Operating cash flow +33% Y/Y to $329M; free cash flow +39% Y/Y to $313M
EVERETT, WA, February 4, 2021 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced results for the fourth quarter 2020.
For the fourth quarter ended December 31, 2020, net earnings from continuing operations were $1.25 billion. For the same period, adjusted net earnings from continuing operations were $252.9 million. Diluted net earnings per share from continuing operations for the fourth quarter ended December 31, 2020 were $3.47. For the same period, adjusted diluted net earnings per share from continuing operations were $0.70.
For the fourth quarter of 2020, revenues from continuing operations increased 4.9% year-over-year to $1.3 billion, which reflected core revenue growth of 0.7%.
James A. Lico, President and Chief Executive Officer, stated, “We are pleased to announce our fourth quarter results which represented a strong finish to 2020. This performance highlighted the benefits of our transformation efforts and demonstrated the increased resilience of our portfolio. In addition to a 19% year-over-year increase in adjusted diluted net earnings per share, we saw continued sequential improvement in top-line performance resulting in total revenue growth of 4.9%, which was above the high end of our guidance, and a return to positive core growth. Through the application of the Fortive Business System, we also drove strong core operating margin expansion and a 39% year-over-year increase in free cash flow.”
For the first quarter of 2021, Fortive anticipates diluted net earnings per share from continuing operations to be in the range of $0.18 to $0.22 and adjusted diluted net earnings per share from continuing operations to be in the range of $0.56 to $0.60. For the full year 2021, Fortive anticipates diluted net earnings per share from continuing operations to be in the range of $1.37 to $1.52 and adjusted diluted net earnings per share from continuing operations to be in the range of $2.40 to $2.55.
Mr. Lico added, “In 2020 we made substantial progress across a range of strategic imperatives, despite the challenging environment. Although we are mindful of continued near-term uncertainty, we are in a strong position to build on the progress we have made, and we are optimistic about our ability to continue to invest in innovation to accelerate growth across our portfolio and deliver increasing value for all our stakeholders.”
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 5:30 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Fortive’s website, www.fortive.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 833-900-2302 within the U.S. or by dialing 236-714-2716 outside the U.S. a few minutes before 5:30 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call (access code 5897681). A replay of the conference call will be available two hours after the completion of the call until Thursday, February 18, 2021. Once available, you can access the conference call replay by dialing 800-585-8367 within the U.S. or 416-621-4642 outside the U.S. (access code 5897681) or visit the “Investors” section of the website under “Events & Presentations.”
ABOUT FORTIVE
Fortive is a provider of essential technologies for connected workflow solutions across a range of attractive end-markets. The company holds leading positions in intelligent operating solutions, precision technologies, and advanced healthcare solutions. Fortive is headquartered in Everett, Washington and employs a team of more than 17,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.
VONTIER SEPARATION
On October 9, 2020 (the “Distribution Date”), Fortive completed the separation of its prior Industrial Technologies segment by distributing 80.1% of the outstanding shares of Vontier Corporation (“Vontier”), the entity incorporated to hold such businesses, to Fortive stockholders (the “Separation”) on a pro rata basis.
As the Separation occurred during the fourth fiscal quarter of 2020, Fortive has classified Vontier as a discontinued operation in its financial statements for all periods.
DIVESTITURE OF THE A&S BUSINESS
On October 1, 2018, Fortive completed the previously announced split-off of four of our operating companies (the “A&S Business”) and the operating results and related assets and liabilities of the A&S Business are presented as discontinued operations for all periods.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” “free cash flow,” and “core revenue growth,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including statements regarding the impact of COVID-19 pandemic, business and acquisition opportunities, impact of acquisitions and dispositions, anticipated financial results, economic conditions, future prospects, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning are “forward-looking” statements within the meaning of the federal securities laws. These factors include, among other things: the duration and impact of the COVID-19 pandemic, deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, trade relations with China, the phase out of the London Interbank Offered Rate, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to realize the intended benefits of the separation of Vontier, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, impact of divestitures, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, risk related to the tax treatment of our separation of Vontier, impact of our indemnification obligation to Vontier, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2019 and on Form 10-Q for the quarters ended March 27, 2020, June 26, 2020 and September 25, 2020. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Griffin Whitney
Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

($ and shares in millions, except per share amounts)	As of
	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and equivalents	$1,824.8	$1,205.2
Accounts receivable less allowance for doubtful accounts of $42.5 million and $26.4 million at December 31, 2020 and December 31, 2019, respectively	810.3	890.7
Inventories	455.5	416.2
Prepaid expenses and other current assets	206.7	338.6
Investment in Vontier Corporation	1,119.2	—
Current assets, discontinued operations	30.4	838.1
Total current assets	4,446.9	3,688.8
Property, plant and equipment, net	422.0	416.0
Operating lease right-of-use assets	188.7	169.0
Other assets	344.1	344.7
Goodwill	7,359.2	7,241.5
Other intangible assets, net	3,290.6	3,570.7
Other assets, discontinued operations	—	2,008.3
Total assets	$16,051.5	$17,439.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,399.8	$1,500.0
Trade accounts payable	480.8	449.0
Current operating lease liabilities	47.0	42.1
Accrued expenses and other current liabilities	899.9	797.8
Current liabilities, discontinued operations	33.3	678.3
Total current liabilities	2,860.8	3,467.2
Operating lease liabilities	154.3	133.8
Other long-term liabilities	1,233.4	1,339.0
Long-term debt	2,830.3	4,826.2
Long-term liabilities, discontinued operations	—	272.6
Equity:
Preferred stock: $0.01 par value, 15.0 million shares authorized; 5.0% Mandatory convertible preferred stock, series A, 1.4 million shares designated, issued and outstanding at December 31, 2020 and December 31, 2019	—	—
Common stock: $0.01 par value, 2.0 billion shares authorized; 339.0 million and 336.9 million issued; 337.9 million and 336.0 million outstanding at December 31, 2020 and December 31, 2019, respectively	3.4	3.4
Additional paid-in capital	3,554.5	3,311.1
Retained earnings	5,547.4	4,128.8
Accumulated other comprehensive income (loss)	(141.1)	(56.3)
Total Fortive stockholders’ equity	8,964.2	7,387.0
Noncontrolling interests	8.5	13.2
Total stockholders’ equity	8,972.7	7,400.2
Total liabilities and stockholders’ equity	$16,051.5	$17,439.0
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)

($ and shares in millions, except per share amounts)	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Sales	$1,324.9	$1,263.3	$4,634.4	$4,563.9
Cost of sales	(562.8)	(556.2)	(2,025.9)	(2,080.7)
Gross profit	762.1	707.1	2,608.5	2,483.2
Operating costs:
Selling, general, and administrative expenses	(494.8)	(490.4)	(1,748.4)	(1,719.0)
Research and development expenses	(83.4)	(76.8)	(320.7)	(320.3)
Operating profit	183.9	139.9	539.4	443.9
Non-operating income (expense), net:
Gain (loss) from combination of business	—	(0.4)	—	40.8
Interest expense, net	(36.8)	(41.9)	(148.5)	(142.6)
Unrealized gain on investment in Vontier Corporation	1,119.2	—	1,119.2	—
Other non-operating income (expense), net	(2.2)	(4.5)	(2.4)	(5.4)
Earnings from continuing operations before income taxes	1,264.1	93.1	1,507.7	336.7
Income taxes	(12.5)	(18.4)	(55.5)	(68.6)
Net earnings from continuing operations	1,251.6	74.7	1,452.2	268.1
Loss from discontinued operations, net of income taxes	(36.0)	118.1	161.1	470.8
Net earnings	1,215.6	192.8	1,613.3	738.9
Mandatory convertible preferred dividends	(17.2)	(17.2)	(69.0)	(69.0)
Net earnings attributable to common stockholders	$1,198.4	$175.6	$1,544.3	$669.9

Net earnings per share from continuing operations:
Basic	$3.65	$0.17	$4.10	$0.59
Diluted	$3.47	$0.17	$4.05	$0.59
Net earnings per share from discontinued operations:
Basic	$(0.11)	$0.35	$0.48	$1.40
Diluted	$(0.10)	$0.35	$0.45	$1.38
Net earnings per share:
Basic	$3.55	$0.52	$4.58	$1.99
Diluted	$3.37	$0.52	$4.49	$1.97
Average common stock and common equivalent shares outstanding:
Basic	338.0	336.4	337.4	335.8
Diluted	360.7	340.1	359.0	340.0
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(unaudited)

($ in millions)	Year Ended December 31
	2020	2019
Cash flows from operating activities:
Net earnings from continuing operations	$1,452.2	$268.1
Noncash items:
Unrealized gain on investment in Vontier Corporation	(1,119.2)	—
Depreciation	74.1	80.5
Amortization	309.9	261.0
Stock-based compensation expense	62.6	52.5
Gains from acquisition and combination of business	—	(40.8)
Gain on sale of property	(5.3)	—
Change in deferred income taxes	(85.1)	(11.9)
Change in accounts receivable, net	82.4	(204.9)
Change in inventories	(7.3)	93.5
Change in trade accounts payable	18.1	52.4
Change in prepaid expenses and other assets	147.9	(71.3)
Change in accrued expenses and other liabilities	47.4	222.9
Total operating cash provided by continuing operations	977.7	702.0
Total operating cash provided by discontinued operations	459.0	569.4
Net cash provided by operating activities	1,436.7	1,271.4
Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	(40.4)	(3,939.8)
Payments for additions to property, plant and equipment	(75.7)	(74.5)
Proceeds from sale of property	5.3	—
Total investing cash used in continuing operations	(110.8)	(4,014.3)
Total investing cash used in discontinued operations	(37.6)	(40.3)
Net cash used in investing activities	(148.4)	(4,054.6)
Cash flows from financing activities:
Net proceeds from (repayments of) commercial paper borrowings	(1,141.9)	494.8
Proceeds from borrowings (maturities greater than 90 days), net of $8 million and $24 million of issuance costs in 2020 and 2019, respectively	741.7	2,913.2
Repayment of borrowings (maturities greater than 90 days)	(1,730.8)	(455.3)
Payment of common stock cash dividend to shareholders	(94.4)	(93.8)
Payment of mandatory convertible preferred stock cash dividend to shareholders	(69.0)	(69.0)
Net cash consideration received from Vontier Separation	1,598.0	—
All other financing activities	20.7	23.2
Total financing cash (used in) provided by continuing operations	(675.7)	2,813.1
Total financing cash used in discontinued operations	(20.4)	(10.2)
Net cash (used in) provided by financing activities	(696.1)	2,802.9
Effect of exchange rate changes on cash and equivalents	27.4	7.1
Net change in cash and equivalents	619.6	26.8
Beginning balance of cash and equivalents	$1,205.2	$1,178.4
Ending balance of cash and equivalents	$1,824.8	$1,205.2

Supplemental disclosure:
Distribution of non-cash net liabilities to Vontier Corporation	$147.4	$—
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited)

($ in millions)	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Sales:
Intelligent Operating Solutions	$544.9	$527.8	$1,883.7	$1,898.9
Precision Technologies	464.2	453.6	1,651.3	1,808.4
Advanced Healthcare Solutions	315.8	281.9	1,099.4	856.6
Total	$1,324.9	$1,263.3	$4,634.4	$4,563.9

Operating Profit:
Intelligent Operating Solutions	$104.8	$74.2	$317.8	$289.0
Precision Technologies	89.0	79.2	321.7	324.6
Advanced Healthcare Solutions	18.0	12.0	2.1	(72.0)
Other (a)	(27.9)	(25.5)	(102.2)	(97.7)
Total	$183.9	$139.9	$539.4	$443.9

Operating Margins:
Intelligent Operating Solutions	19.2%	14.1%	16.9%	15.2%
Precision Technologies	19.2%	17.5%	19.5%	17.9%
Advanced Healthcare Solutions	5.7%	4.3%	0.2%	(8.4)%
Total	13.9%	11.1%	11.6%	9.7%

(a) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Adjusted Net Earnings from Continuing Operations and Adjusted Diluted Net Earnings per Share from Continuing Operations
We disclose the non-GAAP measures of historical adjusted net earnings from continuing operations and historical and forecasted adjusted diluted net earnings per share from continuing operations, which to the extent applicable, make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:
•Excluding on a pretax basis amortization of acquisition-related intangible assets;
•Excluding on a pretax basis acquisition and other transaction costs deemed significant (“Transaction Costs”);
•Excluding on a pretax basis the effect of deferred revenue and inventory fair value adjustments related to significant acquisitions;
•Excluding on a pretax basis the effect of earnings or loss from our equity method investments;
•Excluding the non-recurring gain on our retained investment in Vontier common stock, net of pretax extinguishment costs associated with the Debt-for-Equity Exchange to the extent applicable;
•Excluding on a pretax basis the effect of the net gain on the disposition of the Tektronix Video Business,
•Excluding on a pretax basis the non-cash interest expense associated with our 0.875% convertible senior notes;
•Excluding on a pretax basis the cost incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature, and planning requirements, as well as the inconsistent frequency of such plans), from ongoing productivity improvements (the “Discrete Restructuring Charges”);
•Excluding on a pretax basis the non-recurring gain on the disposition of assets;
•Excluding the tax effect (to the extent tax deductible) of the adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward;
•Excluding the non-cash discrete tax expense resulting from the Separation of Vontier; and
•Including the impact of the assumed conversion of our Mandatory Convertible Preferred Stock.
Acquisition and Divestiture Related Items
While we have a history of acquisition and divestiture activity, we do not acquire and divest of businesses and assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and related amortization term and the deferred revenue and inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, the Transaction Costs and non-recurring gain on disposition of assets are unique to each transaction, are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending, or completed during such period, and the complexity of such transactions. We adjust for, and identify as significant, Transaction Costs, acquisition related fair value adjustments to deferred revenue and inventory, and corresponding restructuring charges primarily related to acquisitions, in each case, incurred in a given period, if we determine that such costs and adjustments exceed the range of our typical transaction costs and adjustments, respectively, in a given period. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible assets and deferred revenue and inventory fair value adjustments related to past acquisitions will recur in future periods until such intangible assets and deferred revenue and inventory fair value adjustments, as applicable, have been fully amortized.
Equity Method Investments
We adjust for the effect of earnings from our equity method investments over which we do not exercise control over the operations or the resulting earnings. We believe that this adjustment provides our investors with additional insight into our operational performance. However, it should be noted that earnings from our equity method investments will recur in future periods while we maintain such investments.
Gain on Retained Investment in Vontier
On October 9, 2020, we completed the Vontier Separation and retained 19.9% of the shares of Vontier common stock immediately following the Separation (the “Retained Vontier Shares”). We did not retain a controlling interest in Vontier and therefore the fair value of the Retained Vontier Shares and subsequent fair value changes are included in our assets of and results from continuing operations, respectively. At December 31, 2020, our investment in the Retained Vontier Shares was remeasured at fair value based on Vontier’s closing stock price, with unrealized gains of $1.1 billion recorded in the Consolidated Statement of Earnings.
On January 19, 2021, we completed an exchange (the “Debt-for-Equity Exchange”) of 33,507,410 shares of common stock of Vontier, representing all of the Retained Vontier Shares, for $1.1 billion in aggregate principal amount of indebtedness of the Company held by Goldman Sachs & Co., including (i) all $400 million of the term loan outstanding under the 364-Day Term Loan Credit Agreement, dated as of March 23, 2020 (the “2021 Term Loan”) and (ii) $683.2 million of the $1.0 billion in term loan outstanding under the Term Loan Credit Agreement, dated as of March 1, 2019 (the “2020 Delayed-Draw Term Loan”). The subsequent change in the fair value of the Retained Vontier Shares, the realized gain on our investment, and the debt extinguishment costs incurred as part of the Debt-for-Equity Exchange will be recorded in the first quarter of 2021.
We adjust for the effect of the gain on our investment in the Retained Vontier Shares and the debt extinguishment costs incurred as part of the Debt-for-Equity Exchange. We believe that this adjustment provides our investors with additional insight into our operational performance.
Mandatory Convertible Preferred Stock
In June 2018, we issued $1.38 billion in aggregate liquidation preference of shares of our 5.00% Mandatory Convertible Preferred Stock (“MCPS”). Dividends on the MCPS are payable on a cumulative basis at an annual rate of 5.00% on the liquidation preference of $1,000 per share. Unless earlier converted, each share of the MCPS will automatically convert on July 1, 2021 into between, after giving effect to prior anti-dilution adjustments, 12.8364 and 15.7246 shares of our common stock, subject to further anti-dilution adjustments. The number of shares of our common stock issuable on conversion of the Mandatory Convertible Preferred Stock will be determined based on the average volume weighted average price (“VWAP”) per share of our common stock over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding July 1, 2021. For the purposes of calculating adjusted earnings and adjusted earnings per share in periods when the MCPS are anti-dilutive, we have excluded the MCPS dividend and, for the purposes of adjusted earnings per share, assumed the “if-converted” method of share dilution (the incremental shares of common stock deemed outstanding applying the “if-converted” method of share dilution, the “MCPS Converted Shares”). We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS once they are converted into common stock no later than July 1, 2021. For periods where the MCPS are dilutive, no such adjustment is made, as the “if-converted” method is applied and the assumed conversion is already included.
Non-cash Interest Expense
On February 22, 2019, we issued $1.4 billion in aggregate principal amount of our 0.875% Convertible Senior Notes due 2022 (the “Convertible Notes”), including $187.5 million in aggregate principal amount resulting from an exercise in full of an over-allotment option. The Convertible Notes bear interest at a rate of 0.875% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2019. The Notes mature on February 15, 2022, unless earlier repurchased or converted in accordance with their terms prior to such date.
Of the proceeds received from the issuance of the Convertible Notes, $1.3 billion was classified as debt and $102.2 million was classified as equity, using an assumed effective interest rate of 3.38%. We recognize interest expense using the 3.38% assumed rate, and pay interest to holders of the notes at a coupon rate of 0.875%. We believe that adjusting for the non-cash imputed interest expense between the assumed rate and coupon rate provides additional insight into our cash interest expense.
Discrete Restructuring Costs
We will exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Fortive Business System. Because these restructuring plans will be incremental to the fundamental activities that arise in the ordinary course of our business and we believe are not indicative of our ongoing operating costs in a given period, we will exclude these costs to facilitate a more consistent comparison of operating results over time.
Non-cash Discrete Tax Adjustments Resulting from the Separation of Vontier
We adjust for non-cash discrete tax expense items that resulted from the Separation of Vontier. These discrete items are non-recurring, non-cash expenses that resulted from the US GAAP calculation of income taxes from continuing operations and do not reflect our current or future cash tax obligations.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.

These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Core Revenue Growth
We use the term “core revenue growth” when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired businesses and (2) the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition and the effect of purchase accounting adjustments, less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.
Free Cash Flow
We use the term “free cash flow” when referring to cash provided by operating activities calculated according to GAAP less payments for additions to property, plant, and equipment.
Management believes that such non-GAAP measure provides useful information to investors in assessing our ability to generate cash without external financing, fund acquisitions and other investments and, in the absence of refinancing, repay our debt obligations. However, it should be noted that free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that we have committed to, such as debt service requirements and other non-discretionary expenditures. Such non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Adjusted Net Earnings From Continuing Operations

	Three Months Ended		Year Ended
($ in millions)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net Earnings Attributable to Common Stockholders from Continuing Operations (GAAP) (a)		$57.5		$199.1
Dividends on the mandatory convertible preferred stock to apply if-converted method (a)		17.2		69.0
Net Earnings from Continuing Operations (GAAP)	$1,251.6	$74.7	$1,452.2	$268.1
Pretax amortization of acquisition-related intangible assets in the three months ($77 million pretax, $66 million after tax) and year ended ($310 million pretax, $263 million after tax) December 31, 2020, and in the three months ($74 million pretax, $62 million after tax) and year ended ($261 million pretax, $220 million after tax) December 31, 2019	77.2	73.7	309.9	261.0
Pretax acquisition and other transaction costs in the three months ($14 million pretax, $12 million after tax) and year ended ($72 million pretax, $61 million after tax) December 31, 2020, and in the three months ($26 million pretax, $22 million after tax) and year ended ($111 million pretax, $93 million after tax) December 31, 2019	14.3	26.1	71.6	110.5
Pretax acquisition-related fair value adjustments to deferred revenue and inventory related to significant acquisitions in the three months ($5 million pretax, $4 million after tax) and year ended ($27 million pretax, $23 million after tax) December 31, 2020, and in the three months ($11 million pretax, $9 million after tax) and year ended ($121 million pretax, $102 million after tax) December 31, 2019	4.5	10.8	27.3	121.0
Pretax losses from equity method investments in the three months ($1 million pretax, $1 million after tax) and year ended ($4 million pretax, $4 million after tax) December 31, 2020, and in the three months ($3 million pretax, $3 million after tax) and year ended ($4 million pretax, $3 million after tax) December 31, 2019	0.9	3.4	4.3	3.9
Unrealized gain on our retained investment in Vontier common stock in the three months and year ended December 31, 2020	(1,119.2)	—	(1,119.2)	—
Pretax (gain) loss on the disposition of the Tektronix Video Business in the three months ($0 million pretax, $0 million after tax) and year ended ($41 million pretax, $34 million after tax) December 31, 2019	—	0.4	—	(40.8)
Pretax non-cash interest expense associated with our 0.875% convertible notes in the three months ($9 million pretax, $7 million after tax) and year ended ($34 million pretax, $29 million after tax) December 31, 2020, and in the three months ($8 million pretax, $7 million after tax) and year ended ($28 million pretax, $24 million after tax) December 31, 2019	8.6	8.4	34.1	28.1
Pretax discrete restructuring charges in the three months ($28 million pretax, $23 million after tax) and year ended ($28 million pretax, $23 million after tax) December 31, 2020, and in the three months ($32 million pretax, $27 million after tax) and year ended ($32 million pretax, $27 million after tax) December 31, 2019	27.6	32.4	27.6	32.4
Pretax gain on the disposition of assets in the year ($5 million pretax, $5 million after tax) ended December 31, 2020	—	—	(5.3)	—
Tax effect of the adjustments reflected above (b)	(20.1)	(25.5)	(70.8)	(82.2)
Non-cash discrete tax expense adjustment resulting from the Separation of Vontier	7.5	7.5	20.2	27.0
Adjusted Net Earnings from Continuing Operations (Non-GAAP)	$252.9	$211.9	$751.9	$729.0

(a) The MCPS were dilutive for the three months and year ended December 31, 2020 and the “if-converted” method was applied in calculating earnings per share. As such, no additional shares were assumed to be converted and net earnings per share for both respective periods was calculated using net earnings from continuing operations. The MCPS were anti-dilutive for the three months and year ended December 31, 2019, and as such GAAP net earnings per share was calculated using net earnings from continuing operations attributable to common stockholders.
(b) The dividend on the MCPS is not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and other transaction costs, acquisition-related fair value adjustments to deferred revenue and inventory, losses from equity method investments, the gain on the disposition of the Tektronix Video Business, the gain from the disposition of assets, discrete restructuring charges, and the non-cash interest expense associated with the 0.875% convertible notes. The unrealized gain on the fair value change in Vontier common stock had no tax effect.

Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three Months Ended(a)		Year Ended(a)
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Diluted Net Earnings Per Share from Continuing Operations (GAAP) (b)	$3.47	$0.17	$4.05	$0.59
Dividends on the mandatory convertible preferred stock to apply if-converted method (b)	—	0.05	—	0.20
Assumed dilutive impact on the Diluted Net Earnings Per Share Attributable to Common Stockholders if the MCPS Converted Shares had been outstanding (b)	—	(0.01)	—	(0.04)
Pretax amortization of acquisition-related intangible assets in the three months ($77 million pretax, $66 million after tax) and year ended ($310 million pretax, $263 million after tax) December 31, 2020, and in the three months ($74 million pretax, $62 million after tax) and year ended ($261 million pretax, $220 million after tax) December 31, 2019	0.21	0.21	0.86	0.73
Pretax acquisition and other transaction costs in the three months ($14 million pretax, $12 million after tax) and year ended ($72 million pretax, $61 million after tax) December 31, 2020, and in the three months ($26 million pretax, $22 million after tax) and year ended ($111 million pretax, $93 million after tax) December 31, 2019	0.04	0.07	0.20	0.31
Pretax acquisition-related fair value adjustments to deferred revenue and inventory related to significant acquisitions in the three months ($5 million pretax, $4 million after tax) and year ended ($27 million pretax, $23 million after tax) December 31, 2020, and in the three months ($11 million pretax, $9 million after tax) and year ended ($121 million pretax, $102 million after tax) December 31, 2019	0.01	0.03	0.08	0.34
Pretax losses from equity method investments in the three months ($1 million pretax, $1 million after tax) and year ended ($4 million pretax, $4 million after tax) December 31, 2020, and in the three months ($3 million pretax, $3 million after tax) and year ended ($4 million pretax, $3 million after tax) December 31, 2019	—	0.01	0.01	0.01
Unrealized gain on our retained investment in Vontier common stock in the three months and year ended December 31, 2020	(3.10)	—	(3.12)	—
Pretax (gain) loss on the disposition of the Tektronix Video Business in the three months ($0 million pretax, $0 million after tax) and year ended ($41 million pretax, $34 million after tax) December 31, 2019	—	—	—	(0.11)
Pretax non-cash interest expense associated with our 0.875% convertible notes in the three months ($9 million pretax, $7 million after tax) and year ended ($34 million pretax, $29 million after tax) December 31, 2020, and in the three months ($8 million pretax, $7 million after tax) and year ended ($28 million pretax, $24 million after tax) December 31, 2019	0.02	0.02	0.09	0.08
Pretax discrete restructuring charges in the three months ($28 million pretax, $23 million after tax) and year ended ($28 million pretax, $23 million after tax) December 31, 2020, and in the three months ($32 million pretax, $27 million after tax) and year ended ($32 million pretax, $27 million after tax) December 31, 2019	0.08	0.09	0.08	0.09
Pretax gain on the disposition of assets in the year ($5 million pretax, $5 million after tax) ended December 31, 2020	—	—	(0.01)	—
Tax effect of the adjustments reflected above (c)	(0.06)	(0.07)	(0.20)	(0.23)
Non-cash discrete tax expense adjustment resulting from the Separation of Vontier	0.02	0.02	0.06	0.08
Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$0.70	$0.59	$2.09	$2.03

(a) Each of the per share adjustments below was calculated assuming the MCPS Converted Shares had been outstanding. The 0.875% convertible notes did not have an impact on the adjusted diluted shares outstanding.

(b) The MCPS were dilutive for the three months and year ended December 31, 2020 and accordingly the “if-converted” method was applied in calculating earning per share. As such, no additional shares were assumed to be converted and net earnings per share for both respective periods was calculated using net earnings from continuing operations. The MCPS were anti-dilutive for the three months and year ended December 31, 2019, ans as such GAAP net earnings per share was calculated using net earnings from continuing operations attributable to common stockholders.
(c) The dividend on the MCPS is not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and other transaction costs, acquisition-related fair value adjustments to deferred revenue and inventory, losses from equity method investments, the gain on the disposition of the Tektronix Video Business, the gain from the disposition of assets, discrete restructuring charges, and the non-cash interest expense associated with the 0.875% convertible notes. The unrealized gain on the fair value change in Vontier common stock had no tax effect.

The sum of the components of adjusted diluted net earnings per share from continuing operations may not equal due to rounding.

Adjusted Diluted Shares Outstanding

	Three Months Ended		Year Ended
(shares in millions)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Average common diluted stock outstanding	360.7	340.1	359.0	340.0
MCPS Converted Shares (a)	—	18.3	—	18.3
Adjusted average common stock and common equivalent shares outstanding	360.7	358.4	359.0	358.3

(a) The MCPS were dilutive for the three months and year ended December 31, 2020 and the “if-converted” method was applied to the average common diluted stock outstanding. Therefore, no additional shares were assumed to be converted for both the three months and year ended December 31, 2020. The MCPS were anti-dilutive for the three months and year ended December 31, 2019 and the number of MCPS Converted Shares assumes the conversion of all 1.38 million shares applying the “if-converted” method and using an average 20-day VWAP of $75.19 as of December 31, 2019. The 0.875% convertible notes did not have an impact on the adjusted diluted shares outstanding.

Core Revenue Growth

	% Change Three Months Ended December 31, 2020 vs. Comparable 2019 Period	% Change Year Ended December 31, 2020 vs. Comparable 2019 Period
Total Revenue Growth (GAAP)	4.9%	1.5%
Core (Non-GAAP)	0.7%	(5.9)%
Acquisitions (Non-GAAP)	2.6%	7.3%
Impact of currency translation (Non-GAAP)	1.6%	0.1%

Free Cash Flow From Continuing Operations

($ in millions)	Three Months Ended			Year Ended
	December 31, 2020	December 31, 2019	% Change	December 31, 2020	December 31, 2019	% Change
Operating Cash Flows from Continuing Operations (GAAP)	$329.4	$247.1	33.3%	$977.7	$702.0	39.3%
Less: purchases of property, plant & equipment (capital expenditures) from continuing operations (GAAP)	(16.8)	(21.9)		(75.7)	(74.5)
Free Cash Flow from Continuing Operations (Non-GAAP)	$312.6	$225.2	38.8%	$902.0	$627.5	43.7%

Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three Months Ending April 2, 2021 (a)		Year Ending December 31, 2021 (a)
	Low End	High End	Low End	High End
Forecasted Diluted Net Earnings Per Share from Continuing Operations Attributable to Common Stockholders	$0.18	$0.22	$1.37	$1.52
Anticipated dividends on mandatory convertible preferred stock in the three months ending April 2, 2021 ($17 million) and year ending December 31, 2021 ($35 million)	0.05	0.05	0.10	0.10
Anticipated dilutive impact on Forecasted Diluted Net Earnings Per Share from Continuing Operations if the MCPS Converted Shares (19.4 million shares in the three months ending April 2, 2021 and 9.7 million shares in the year ending December 31, 2021) had been outstanding	(0.02)	(0.02)	(0.04)	(0.04)
Anticipated pretax amortization of acquisition-related intangible assets in the three months ending April 2, 2021 ($77 million pretax (or $0.21 per share), $68 million after tax (or $0.18 per share)) and year ending December 31, 2021 ($309 million pretax (or $0.85 per share), $267 million after tax (or $0.74 per share))	0.21	0.21	0.85	0.85
Anticipated pretax significant acquisition and other transaction costs in the three months ending April 2, 2021 ($6 million pretax (or $0.02 per share), $6 million after tax (or $0.02 per share)) and year ending December 31, 2021 ($14 million pretax (or $0.04 per share), $12 million after tax (or $0.04 per share))	0.02	0.02	0.04	0.04
Anticipated pretax fair value adjustments to deferred revenue and inventory related to significant acquisitions in the three months ending April 2, 2021 ($6 million pretax (or $0.02 per share), $5 million after tax (or $0.02 per share)) and year ending December 31, 2021 ($8 million pretax (or $0.02 per share), $7 million after tax (or $0.02 per share))	0.02	0.02	0.02	0.02
Anticipated pretax losses from equity method investments in the three months ending April 2, 2021 ($2 million pretax (or $0.01 per share), $2 million after tax (or $0.01 per share)) and year ending December 31, 2021 ($6 million pretax (or $0.02 per share), $5 million after tax (or $0.02 share))	0.01	0.01	0.02	0.02
Anticipated pretax non-cash interest from 0.875% convertible notes in the three months ending April 2, 2021 ($14 million pretax (or $0.04 per share), $12 million after tax (or $0.04 per share)) and the year ending December 31, 2021 ($36 million pretax (or $0.10 per share), $32 million after tax (or $0.09 per share))	0.04	0.04	0.10	0.10
Anticipated loss on debt extinguishment, net of the realized gain on Vontier common stock before it was transferred to lenders in exchange for the debt in the three months ending April 2, 2021 ($36 million pretax (or $0.10 per share), $32 million after tax (or $0.09 per share)) and the year ending December 31, 2021 ($36 million pretax (or $0.10 per share), $31 million after tax (or $0.09 per share))	0.10	0.10	0.10	0.10
Tax effect of the adjustments reflected above (b)	(0.05)	(0.05)	(0.16)	(0.16)
Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations	$0.56	$0.60	$2.40	$2.55

(a) Each of the per share adjustments for the three months ending April 2, 2021 was calculated assuming the MCPS Converted Shares had been outstanding for the entire period. The adjustments for the year ending December 31, 2021 reflect the conversion of the MCPS on July 1, 2021.
(b) The MCPS are not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and other transaction costs, acquisition-related fair value adjustments to deferred revenue and inventory, losses from equity method investments, non-cash interest from 0.875% convertible notes, and the loss on debt extinguishment.

The sum of the components of forecasted adjusted diluted net earnings per share from continuing operations may not equal due to rounding.